UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

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Logility Supply Chain Solutions, Inc.
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Logility Announces Withdrawal of Unsolicited Proposal by Bidder

Board Reaffirms Recommendation that Shareholders Vote in Favor of Aptean Transaction

Atlanta, GA – March 10, 2025 – Logility Supply Chain Solutions, Inc. (Nasdaq: LGTY) (“Logility” or the “Company”), a leader in AI-first supply chain management software, today announced that the unsolicited non-binding proposal to acquire all outstanding shares of Logility’s common stock, previously announced on March 7, 2025 (the “Unsolicited Proposal”), has been withdrawn by the bidder. As a result, Logility has ceased discussions with the bidder regarding the Unsolicited Proposal.

Logility’s definitive agreement to be acquired by Aptean, Inc. (“Aptean”) for $14.30 per share in an all-cash transaction remains in full force and effect. The Logility Board of Directors reaffirms its existing recommendation that Logility’s shareholders vote in favor of the transaction with Aptean.

Lazard is serving as financial advisor to Logility, and Jones Day is serving as legal counsel.

About Logility

Logility is a leading provider of AI-first supply chain management solutions engineered to help organizations build sustainable digital supply chains that improve people’s lives and the world we live in. The Company’s approach is designed to reimagine supply chain planning by shifting away from traditional “what happened” processes to an AI-driven strategy that combines the power of humans and machines to predict and be ready for what’s coming. Logility’s fully integrated, end-to-end platform helps clients know faster, turn uncertainty into opportunity, and transform supply chain from a cost center to an engine for growth. With over 500 clients in 80 countries, the Company is headquartered in Atlanta, GA. Learn more at www.logility.com.

Forward Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results or performance to differ materially from those contained in the forward-looking statements. Such statements are based on management’s expectations as of the date they are made and are not guarantees of future results. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “future” or other similar words or phrases. These risks and uncertainties include, but are not limited to, factors such as: (i) continuing U.S. and global economic uncertainty and the timing and degree of business recovery; (ii) the irregular pattern of the Company’s revenues; (iii) dependence on particular market segments or customers; (iv) competitive pressures; (v) market acceptance of the Company’s products and services; (vi) technological complexity; (vii) undetected software errors; (viii) potential product liability or warranty claims; (ix) risks associated with new product development; (x) the challenges and risks associated with integration of acquired product lines, companies and services; (xi) uncertainty about the viability and effectiveness of strategic alliances; (xii) the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (“SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; (xiii) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction with Aptean (the “proposed transaction”), including obtaining approval of Logility’s shareholders, on the expected timeframe or at all; (xiv) potential adverse reactions or changes to business relationships, operating results, financial results and the business generally resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (xv) actual or threatened litigation relating to the proposed transaction or otherwise; (xvi) the inability to retain key personnel, management or clients, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, clients and other business partners; (xvii) risks related to diverting management’s attention from the Company’s ongoing business operations; (xviii) unexpected delays, costs, charges, fees or expenses resulting from the proposed transaction or the assumption of undisclosed liabilities related thereto; (xix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xx) the risk that the price of the Company’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; (xxi) the ability to successfully integrate operations and employees and to realize anticipated benefits and synergies of the proposed transaction as rapidly or to the extent anticipated; (xxii) actions by competitors; (xxiii) general adverse economic, political, social and security conditions in the regions in which Logility and Aptean operate; and (xxiv) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, and in other documents that the Company subsequently files from time to time with the SEC. Statements in this press release that are “forward-looking” include, without limitation, statements about Aptean’s proposed transaction to acquire Logility (including the anticipated results and effects of the proposed transaction). You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com

Additional Information and Where to Find It

In connection with the proposed transaction with Aptean, on March 4, 2025, Logility filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its shareholders. This communication is not a substitute for the Proxy Statement or any other document that Logility may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Logility’s shareholders for their consideration. Before making any voting decision, Logility’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Logility and the proposed transaction.

Investors may obtain a free copy of these materials, including the Proxy Statement, and other documents filed or furnished by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.logility.com or by sending a written request to the Company in care of the Secretary, at Logility Supply Chain Solutions, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Contact:

Kevin Liu
kliu@logility.com
(626) 424-1535

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com